                                                                     EXHIBIT 8.1

Sullivan & Cromwell
New York Telephone: (212) 558-4000

Telex: 62694 (International) 127816
(Domestic)
Cable Address: Ladycourt, New York
Facsimile: (212) 558-3588
                                           125 Broad Street, New York 10004-2498
                                ------------------------------
                         1701 Pennsylvania Ave, N.W. Washington, D.C. 20006-5805
                                  1888 Century Park East, Los Angeles 90071-2901
                                                   8, Place Vendome, 75001 Paris
                          St. Olave's House, 9a Ironmonger Lane, London EC2V 8EY
                                              101 Collins Street, Melbourne 3000
                                  2-1, Marunouchi I-Chome, Chiyoda-Ku, Tokyo 100
                                           Nine Queen's Road, Central, Hong Kong
                                       Oberlindau 54-56, 60323 Frankfurt Am Main

                                                  May 12, 1999

The Goldman Sachs Group, Inc.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

     As counsel to The Goldman Sachs Group, Inc. (the "Company") in connection with the issuance of an additional $300,000,000 aggregate principal amount of
      % Notes due 2009, we hereby confirm to you that the discussion set forth under the heading "United States Taxation" in the Prospectus which is incorporated by reference into the Registration Statement of the Company to which this opinion is filed as an exhibit is our opinion, subject to the limitations set forth therein.

     This opinion is in addition to our opinion that was filed as Exhibit 8.1 to the Company's registration statement on Form S-1 (File Number 333-75213) (the "Initial Registration Statement"), which Initial Registration Statement (including the prospectus contained therein) is incorporated by reference into the Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933 (the "Act").

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "United States Taxation" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                                  Very truly yours,

                                                  /s/ SULLIVAN & CROMWELL